US-DOCS\157230907.1 AMENDMENT TO AMENDED AND RESTATED AGREEMENT FOR EMPLOYMENT FOLLOWING A CHANGE IN CONTROL This Amendment to the Amended and Restated Agreement for Employment Following a Change in Control dated as of January 1, 2009 , by and between GATX Corporation, a New York ), and Robert C. Lyons is made and entered into effective as of February 18, 2025 (the Amendment Effective Date nt and not otherwise defined herein shall have the meanings ascribed to such terms in the Existing Agreement. In consideration of the good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Executive hereby agree as follows: 1. Section 9 of the Existing Agreement. Section 9 of the Existing Agreement is hereby amended and restated to read as follows: 9. Section 280G. (a) Parachute Payments. In the event that any payment or benefit received or to be received by you pursuant to this Agreement or the terms of any plan, arrangement or agreement (including any payment or benefit received in connection with a change of control or the termination of your employment) (all such payments and benefits being hereinafter referred to as the t Total Payments shall be reduced to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (i) the net amount of such Total Payments, as so reduced (after subtracting the amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (ii) the net amount of such Total Payments without such reduction (after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments). The Total Payments shall be reduced in the following order: (A) reduction of any cash severance payments otherwise payable to the Executive that are exempt from Section 409A of the Code, (B) reduction of any other cash payments or benefits otherwise payable to the Executive that are exempt from Section 409A of the Code, but excluding any payment attributable to the acceleration of vesting or payment with respect to any equity award with (C) reduction of any other payments or benefits otherwise payable to the Executive on a pro-rata basis or such other manner that complies with Section 409A of the Code, but excluding any payment attributable to the acceleration of vesting and payment with respect to any equity award with respect to the Section 409A of the Code, and (D) reduction of any payments attributable to the acceleration of vesting or payment with respect to any equity award with respect to the

US-DOCS\157230907.1 ction 409A of the Code; provided, in case of clauses (B), (C) and (D), that reduction of any payments or benefits attributable to the acceleration of vesting of Company equity awards shall be first applied to Company equity awards that would otherwise vest last in time. The foregoing reductions shall be made in a manner that results in the maximum economic benefit to the Executive on an after-tax basis and, to the extent economically equivalent payments or benefits are subject to reduction, in a pro rata manner. (b) Determinations. All determinations regarding the application of this Section 9 shall be made by an independent accounting firm or consulting group with nationally recognized standing and substantial expertise and experience in performing calculations regarding the applicability of Section 280G of the Code and the Excise Tax retained by the Company prior to the date of the applicable Change of Control (the 280G will be subject to the Excise Tax, (i) no portion of the Total Payments shall be taken into account which, in the written opinion of the 280G Firm, (A) does not constitute a parachute payment within the meaning of Section 280G(b)(2) of the Code (including by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, or (B) constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the base amount (as defined in Section 280G(b)(3) of the Code) allocable to such reasonable compensation, (ii) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a payment within the meaning of Section 280G(b) of the Code shall be taken into account, and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the 280G Firm in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. All determinations related to the calculations to be performed pursuant to this Section 9 shall be done by the 280G Firm. (c) Cooperation and Expenses. The 280G Firm will be directed to submit its determination and detailed supporting calculations to both the Executive and the Company within fifteen (15) days after notification from either the Company or the Executive that the Executive may receive payments which may be parachute payments. The Executive and the Company will each provide the 280G Firm access to and copies of any books, records, and documents in their possession as may be reasonably requested by the 280G Firm, and otherwise cooperate with the 280G Firm in connection with the preparation and issuance of the determinations and calculations contemplated by this Section 9. The fees and expenses of the 280G Firm for its services in connection with the determinations and calculations contemplated by this Section 9 will be borne solely by the Company. 2. Miscellaneous. Except as modified above, all other provisions of the Existing Agreement shall remain in full force and effect according to their respective terms. This Amendment and the Existing Agreement, as amended herein, shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to principles of conflict of laws. This Amendment may be executed in any number of counterparts, each of which when so executed

US-DOCS\157230907.1 and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document. [Signature Page Follows]

US-DOCS\157230907.1 IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as an agreement as of the Amendment Effective Date above. COMPANY: GATX Corporation By: ________________________________ Name: Title: EXECUTIVE: Robert C. Lyons